ASSUMPTION AGREEMENT


	AGREEMENT made as of April 28, 2017 between Principal
Management Corporation ("PMC") and Principal Global Investors, LLC ("PGI"), each an indirect, wholly-owned subsidiary of Principal
Financial Group, Inc.

	WHEREAS, Principal Exchange-Traded Funds is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

	WHEREAS, PMC has been appointed as investment advisor to certain series of Principal Exchange Traded Funds (each a "Fund" and together, the "Funds") pursuant to an Amended and Restated Management Agreement dated September 21, 2016, as amended (the "Investment Advisory Agreement");

	WHEREAS, PMC will merge with and into PGI on or about May 1, 2017 (the foregoing referred to as the "Merger");

	WHEREAS, the Merger will not result in any changes to the personnel or investment operations with respect to the Funds; and

	WHEREAS, PMC and PGI now desire to have PGI assume PMC's rights and responsibilities with respect to the Funds pursuant to the Investment Advisory Agreement.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1. PGI shall assume all rights and responsibilities of PMC under the Investment Advisory Agreement with respect to the Funds upon the completion of the Merger.

      2. PGI and PMC hereby represent that (i) the management and personnel of PMC responsible for providing investment advisory services to the Funds under the Investment Advisory Agreement, including the portfolio managers and the supervisory personnel, are or will be staff or associated persons of PGI, in which capacity they will continue to provide such services for the Funds, and (ii) PGI and PMC are each indirect wholly-owned subsidiaries of Principal Financial Group, Inc. PGI and PMC believe that the assumption affected by this Assumption Agreement does not involve a change in actual control or actual management with respect to the investment adviser of the Funds.

      3. The parties hereby agree that this Assumption Agreement shall be attached to and made a part of the Investment Advisory Agreement.


[Signature Page Follows]

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRINCIPAL MANAGEMENT CORPORATION





By:
/s/ Adam Shaikh




Name: Adam
Shaikh





Title: Counsel








By:
/s/ Jennifer Block




Name: Jennifer Block





Title:
Counsel



PRINCIPAL GLOBAL INVESTORS, LLC





By:
/s/ Barbara McKenzie


(Authorized
Officer)




Name: Barbara McKenzie





Title:  Sr Exec Dir - Investments





By:
/s/
Thomas Pospisil


(Authorized Officer)




Name: Thomas Pospisil





Title:
Assistant General Counsel